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                                                                    EXHIBIT 23.6

                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED

    We hereby consent to the use in the Registration Statement of 360Networks Inc. on Form F-4 and in the Joint Proxy Statement/Prospectus of 360Networks Inc. and NetRail, Inc., which is part of the Registration Statement, of our opinion dated February 16, 2001 appearing as Appendix B to such Joint Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein under the heading "Opinion of NetRail's Financial Advisor." In giving the foregoing consent, we do no admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

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                                                       MORGAN STANLEY & CO. INCORPORATED

                                                       By:              /s/ JAMES D. ALLEN
                                                            -----------------------------------------
                                                                          James D. Allen
                                                                            PRINCIPAL
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New York, New York
May 23, 2001